Exhibit 5.16

CONSENT OF EXPERTApril 9, 2020United States Securities and Exchange CommissionRe: Registration Statement on Form F-10 (the “Registration Statement”) of Endeavour Silver Corp. (the “Company”)To whom it may concern,The undersigned hereby consents to the use of and reference to her name in the Registration Statement and the documents incorporated therein by reference.The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:“Amended National Instrument 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Bolanitos Project, Guanajuato State, Mexico” effective December 31, 2016 and dated March 3, 2017 and amended March 27, 2018.“Amended National Instrument 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Guanacevi Project, Guanajuato State, Mexico” effective December 31, 2016 and dated March 3, 2017 and amended March 27, 2018.Dated: April 9, 2020/s/J.J. Brown, P.G.